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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789, and 333-24581); Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated March 6, 1996, relating to the financial statements of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc., and our report dated March 4, 1996, relating to the financial statements of Huxley Envelope Corporation, which reports appear in the Current Report on Form 8-K of U.S. Office Products Company.

HERTZ, HERSON & COMPANY, LLP
New York, New York
March 10, 1998